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                                                                    EXHIBIT 99-3


                              PECO ENERGY COMPANY

                   OFFER TO EXCHANGE PREFERRED TRUST RECEIPTS
                              EACH REPRESENTING A

          ___% CUMULATIVE MONTHLY INCOME PREFERRED SECURITY, SERIES B
                          OF PECO ENERGY CAPITAL, L.P.
           (stated liquidation preference $25 per Preferred Security)

               FOR UP TO 5,400,000 OUTSTANDING DEPOSITARY SHARES
                 EACH REPRESENTING A 1/4 INTEREST IN A SHARE OF

                        $7.96 CUMULATIVE PREFERRED STOCK

                                       OF

                              PECO ENERGY COMPANY

                                                                October __, 1995
To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees

         We have been appointed by PECO Energy Company, a Pennsylvania corporation ("PECO Energy"), and PECO Energy Capital, L.P., a Delaware limited partnership ("PECO Energy Capital"), to act as Dealer Managers in connection with the offer by PECO Energy to exchange, upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus referred to below and the related Letter of Transmittal (which together constitute the "Offer"), Trust Receipts (the "Preferred Trust Receipts"), each representing a ____% Cumulative Monthly Income Preferred Security, Series B ("Series B Preferred Securities"), representing a limited partner interest issued by PECO Energy Capital, for up to 5,400,000 of outstanding Depositary Shares, each representing a one-fourth (1/4) interest in a share of PECO Energy's $7.96 Cumulative Preferred Stock (the "Depositary Shares"). In connection with the Offer, PECO Energy will deliver its ____% Deferrable Interest Subordinated Debentures, Series B ("Series B Subordinated Debentures"), to First Chicago Trust Company of New York (the "Exchange Agent"), which will receive the Series B Subordinated Debentures on behalf of the holders of the Depositary Shares in exchange for Depositary Shares; the Exchange Agent (acting pursuant to the directions of the holders of the Depositary Shares) will deliver the Series B Subordinated Debentures to PECO Energy Capital in consideration for the issuance and deposit by PECO Energy Capital of the Series B Preferred Securities with PECO Energy Capital Trust I (the "Trust"); and the Trust will issue the Preferred Trust Receipts to the Exchange Agent for distribution to the former holders of the Depositary Shares.

         Pursuant to the Offer, exchanges will be made on the basis of one Preferred Trust Receipt for each Depositary Share validly tendered and





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accepted for exchange in the Offer.  Depositary Shares not accepted for exchange because of proration or any other reason will be returned.

         The Exchange Agent, on behalf of PECO Energy, will accept for exchange all Depositary Shares validly tendered and not withdrawn, up to 5,400,000 shares (or, if decreased as described in the Offering Circular/Prospectus, such lesser number as PECO Energy may elect to exchange pursuant to the Offer), upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration described in the Offering Circular/Prospectus dated October __, 1995 (the "Offering Circular/Prospectus").

         PECO Energy will upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. PECO Energy will pay all stock transfer taxes applicable to the acceptance of Depositary Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

         Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

         Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth in the back cover of the Offering Circular/Prospectus.

         For your information and for forwarding to your clients for whom you hold Depositary Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1.      Offering/Circular Prospectus dated October __, 1995;

         2. Letter of Transmittal for your use and for the information of your clients, together with GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 providing information relating to backup federal income tax withholding;

         3. Notice of Guaranteed Delivery to be used to accept the Offer if the Depositary Shares and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Offering/Circular Prospectus), or the book-entry transfer of the Depositary Shares cannot be completed by the Expiration Date;

         4. A form of letter that may be sent to your clients of whose accounts you hold Depositary Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions and designation of Soliciting Dealer with regard to the Offer;

         5. A Questions and Answers Pamphlet that may be sent to your clients;





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         6.      A letter from the Chairman of PECO Energy to holders of
                 Depositary Shares; and

         7. Return envelope addressed to FIRST CHICAGO TRUST COMPANY OF NEW YORK, the Exchange Agent.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

         THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON _____, 1995, UNLESS THE OFFER IS EXTENDED.

         NO RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER IS MADE BY PECO ENERGY, THE BOARD OF DIRECTORS OF PECO ENERGY, PECO ENERGY CAPITAL, ITS GENERAL PARTNER, THE TRUST OR ITS TRUSTEE. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISERS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

         PECO Energy will pay a solicitation fee of $_____ per Depositary Share (the "Solicitation Fee") for any Depositary Shares tendered by physically delivering depositary receipts which are accepted for exchange and exchanged pursuant to the Offer and covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including each Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No Solicitation Fee shall be payable to a Soliciting Dealer with respect to the tender of depositary receipts evidencing Depositary Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders".

         If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with DTC, the Soliciting Dealer must return a Notice of Solicited Tenders to the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date in order to receive a Solicitation Fee. No Solicitation Fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No Solicitation Fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.





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         No Solicitation Fee shall be payable to a Soliciting Dealer if such
Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of PECO Energy, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offer.


                                        Very truly yours,


                                        Merrill Lynch & Co.    Smith Barney Inc.



         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PECO ENERGY, PECO ENERGY CAPITAL, THE GENERAL PARTNER OF PECO ENERGY CAPITAL, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.





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                          NOTICE OF SOLICITED TENDERS

         Listed below are the number of Depositary Shares whose tender you have solicited. All Depositary Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the Depositary Shares in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY EXCHANGE AGENT."

         ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE OFFERING
CIRCULAR/PROSPECTUS. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE OFFERING CIRCULAR/PROSPECTUS.


                   SOLICITED TENDERS OF DEPOSITARY SHARES NOT
                    BENEFICIALLY OWNED BY SOLICITING DEALER


                                   TO BE COMPLETED          TO BE COMPLETED         TO BE COMPLETED         TO BE COMPLETED
                                   BY THE SOLICITING        BY THE SOLICITING       ONLY BY                 ONLY BY
                                       DEALER                   DEALER              EXCHANGE AGENT          EXCHANGE AGENT
                                   -----------------        -----------------       ---------------         ---------------

                                   NUMBER OF SHARES                                 NUMBER OF SHARES              FEE
 BENEFICIAL OWNERS                     TENDERED             VOI TICKET NUMBER*          ACCEPTED            $0.__ PER SHARE
 -----------------                 ----------------         ------------------      ----------------        ---------------
 Beneficial Owner No. 1  . . .
                                   ----------               ----------              ----------              ----------
 Beneficial Owner No. 2  . . .
                                   ----------               ----------              ----------              ----------
 Beneficial Owner No. 3  . . .
                                   ----------               ----------              ----------              ----------
 Beneficial Owner No. 4  . . .
                                   ----------               ----------              ----------              ----------
 Beneficial Owner No. 5  . . .
                                   ----------               ----------              ----------              ----------

         Total . . . . . . . .
                                   ----------               ----------              ----------              ----------

-------------------
*        Complete if Depositary Shares delivered by book-entry transfer.

         All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

         The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, and the





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applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offering Circular/Prospectus; (iii) in soliciting tenders of Depositary Shares, it has used no soliciting materials other than those furnished by PECO Energy; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.


---------------------------               -----------------------------
Printed Firm Name                         Address

                                          ------------------------------
                                          City, State and Zip Code

---------------------------               -----------------------------
Authorized Signature                      Area Code and Telephone Number





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